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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):

                         April 1, 2003 (March 28, 2003)


                          Mission Resources Corporation
               (Exact Name of Registrant as Specified in Charter)


          Delaware                  000-09498               76-0437769
(State or Other Jurisdiction       (Commission             (IRS Employer
      of Incorporation)            File Number)         Identification No.)


                                   1331 Lamar
                                   Suite 1455
                            Houston, Texas 77010-3039
              (Address and Zip Code of Principal Executive Offices)


                                 (713) 495-3000
              (Registrant's telephone number, including area code)

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Item 5. Other Events and Required Regulation FD Disclosure.

        On March 28, 2003, Mission Resources Corporation ("Mission" or the "Company") issued a press release announcing that it had acquired, in a private transaction with various funds affiliated with Farallon Capital Management, LLC, a Delaware limited liability company ("Farallon"), pursuant to the terms of a purchase and sale agreement, $97.574 million in principal amount of its 10 7/8% senior subordinated notes due 2007 (the "Notes") for approximately $71.7 million plus accrued interest. Immediately after the consummation of the purchase and sale agreement, Mission had $127.426 million in principal amount of its Notes outstanding. Simultaneously with the buyback, Mission has amended and restated its credit facility with new lenders, led by Farallon Energy Lending, LLC. A copy of the press release is attached as Exhibit 99.1 hereto.

Credit Facility

        The amended and restated senior secured credit facility (the "Facility") has a term of approximately 21 months, expiring in January 6, 2005 (the "Maturity Date"), and has initial availability of $80 million. The Facility is secured by a lien on all of Mission's property and the property of certain of Mission's subsidiaries, including a lien on all of their respective oil and gas properties and a pledge of the capital stock of certain of the subsidiaries. The Company has drawn the full $80 million under the Facility. The proceeds of the Facility were used to acquire $97.574 million face amount of Notes, to pay accrued interest on the Notes purchased, and to pay closing costs associated therewith. The Facility provides that an additional $10 million could be made available solely for the purpose of acquiring additional Notes. The additional $10 million will be advanced at the discretion of the lenders, and we cannot assure you that the lenders will consent to this additional advance. The interest rate on the Facility is 12% until February 16, 2004, when it increases to 13% until the Maturity Date. The Facility allows the Company to put in place a revolving credit facility of up to $12.5 million with a third party. Such facility will be required to contain provisions requiring the reduction of the loans outstanding under such facility to not more than $3 million in principal amount (i) for a 30-day period in the event the loans outstanding under such facility exceed $3 million in principal amount for any 90-day period and (ii) on the day following any required payment on subordinated indebtedness, unless Mission has consummated an acquisition of oil and gas properties for consideration valued at $8 million or more during the immediately prior 90 days.

        Mission can at any time after 90 days after the closing of the Facility prepay the loans outstanding under the Facility (the "Loans"), provided that such prepayments must be in a minimum aggregate principal amount of $1 million and in integral amounts of $250,000 above such amount. Mission is required to prepay the Loans upon the issuance of capital stock or indebtedness, or upon an asset sale or recovery event (a payment in respect of any property or casualty insurance claim or any condemnation proceeding); provided that mandatory prepayments by Mission are not required with respect to the net cash proceeds of issuances of capital stock effected during a 30 day period in excess of $20 million or with respect to the net

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cash proceeds of asset sales or recovery events (i) of up to $5 million during the term of the loans under the Facility, and (ii) that are paid for the acquisition of replacement assets either 90 days before or 90 days after the asset sale or recovery event. The sum of the amounts of net cash proceeds that may be excluded from prepayment pursuant to clauses (i) and (ii) in the preceding sentence is limited to $50 million during the term of the Loans. Mission is also required, by not later than March 31, 2004, to prepay the Loans in an amount equal to one-half of the amount by which Mission's discretionary cash flow for fiscal 2003 exceeds $35 million, provided that no prepayment need be made in an amount less than $1 million. Discretionary cash flow is the amount equal to Mission's consolidated EBITDA for fiscal 2003 minus the sum of its consolidated cash interest expense and cash income tax expense (to the extent paid or required to be paid in cash) for fiscal 2003.

        Upon the closing of the Facility, the lenders were entitled to a fee of 3% of the initial amounts drawn or $2.4 million; however, the fee was deferred until the date (the "Fee Payment Date") of the occurrence of certain material events of default, acceleration of the Loans or the prepayment or repayment of the Loans in full. Additional loans under the Facility are also subject to the 3% fee, which will also be deferred as described above. Optional prepayments of the initial loans outstanding and of any additional loans that become outstanding under the Facility can reduce the deferred fee as follows:

    . if the prepayment is made prior to six months after the closing of the Facility, the deferred fee will be reduced to be equal to (a) 2% of the amount of the principal repaid, and (b) 3% with respect to the principal amount remaining outstanding payable on the Fee Payment Date;

    . if the prepayment is made after six months after the closing of the Facility but prior to ten months after the closing of the Facility, the deferred fee will be reduced to be equal to (a) 1% of the amount of the principal repaid, and (b) 3% with respect to the principal amount remaining outstanding payable on the Fee Payment Date;

    . if the prepayment is made after ten months after the closing of the Facility but prior to 15 months after the closing of the Facility, the deferred fee will be reduced to be equal to (a) 0% of the amount of the principal repaid, and (b) 3% with respect to the principal amount remaining outstanding payable on the Fee Payment Date; and

    . if the prepayment is made after 15 months after the closing of the Facility but prior to the Maturity Date, the deferred fee will be reduced to be equal to (i) 1% of the amount of the principal repaid, and
        (ii) 3% with respect to the principal amount remaining outstanding payable on the Fee Payment Date.

Mandatory prepayments of the Loans due to the issuance of capital stock or indebtedness, or an asset sale or recovery event can also reduce the deferred fee as follows:

    . if the mandatory prepayment is prior to ten months after the closing of the Facility, the deferred fee will be reduced to be equal to (a) 1% of the amount of the principal repaid,

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        and (b) 3% with respect to the principal amount remaining outstanding payable on the Fee Payment Date; and

    . if the mandatory prepayment is made after ten months after the closing of the Facility but prior to the Maturity Date, the deferred fee will be reduced to be equal to (a) 0% of the amount of the principal repaid, and
        (b) 3% with respect to the principal amount remaining outstanding payable on the Fee Payment Date.

No deferred fees will be payable (i) in connection with prepayment with respect to Mission's discretionary cash flow described above, and (ii) a single prepayment of up to $20 million with proceeds from the issuance of capital stock, if the prepayment is made within 30 days after such issuance.

        The Facility contains affirmative covenants that require Mission, among other things, to:

    . provide the lenders with certain financial and oil and gas reserve reports;

    . provide the lenders with certain information, including certifications, annual budgets, reports, and notices;

    . pay its obligations and maintain its business, properties, insurance coverage and books and records;

    .   comply with environmental laws;

    . provide to the lenders additional collateral with respect to personal, real and oil and gas properties; and

    . maintain its oil and gas hedging contracts and a certain minimum reserve value.

        The Facility also contains negative covenants that prevent us from making or committing to make any capital expenditures, except for capital expenditures in the ordinary course of business which:

    . do not exceed the sum of $35 million plus excess free cash (one-half of the amount by which discretionary cash flow for fiscal year 2003 exceeds $35 million) for fiscal year 2003; provided that expenditures for exploration during such fiscal year shall not exceed $15 million;

    . do not exceed the amount approved by the majority lenders for fiscal year 2004; or

    . are financed out of the net cash proceeds of issuances of capital stock (effected during a 30 day period) in excess of $20 million or out of the net cash proceeds of asset sales, with an aggregate limit of $50 million during the term of the Loans, (i) of up to $5 million

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        during the term of the Loans, and (ii) that are paid for the acquisition of replacement assets either 90 days before or 90 days after the asset sale or recovery event.

Capital expenditures that are not spent in fiscal 2003 may be carried forward to fiscal 2004.

        In addition, the Facility's negative covenants require us to maintain the following financial covenants:

    . minimum consolidated EBITDA, as of the last day of any fiscal quarter, for the period of two fiscal quarters that end on such day, of $17,500,000;

    . maximum leverage ratio as at the last day of any fiscal quarter beginning with the fiscal quarter ending June 30, 2003, of 2.75 to 1;

    . minimum consolidated fixed charge coverage, as of the last day of (i) March 31, 2003, for the fiscal quarter then ended, of $0, (ii) June 30, 2003, for the two fiscal quarters then ended, of $0, (iii) September 30, 2003, for the three fiscal quarters then ended, of $0, and (iv) any fiscal quarter ending after September 30, 2003, for the four fiscal quarters then ended, of $0

Leverage ratio as at the last day of any fiscal quarter is the ratio of (a) the principal amount of the Loans plus the principal amount of all indebtedness that is equal to or senior in right of payment to the Loans to (b) consolidated EBITDA for the period of four quarters ending on such day. Consolidated fixed charge coverage for any period, is the sum of (i) the consolidated EBITDA during such period minus (ii) the Company's capital expenditures during such period minus (iii) the Company's cash income tax expense for such period minus (iv) the Company's cash consolidated interest expense plus (v) $7,000,000.

        The Facility contains additional negative covenants that limit Mission's ability, among other things, to:

    .   incur additional indebtedness or create or incur liens;

    .   merge, consolidate, liquidate, wind-up or dissolve;

    .   dispose of property;

    .   pay dividends on or redeem stock;

    .   make investments;

    . enter into transactions with affiliates or into any sale or leaseback transactions;

    . enter into transactions that prohibit or limit our ability to create or incur liens upon our property or revenues to secure the obligations under the Facility;

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    .   enter into agreements that restrict dividends from subsidiaries;

    .   change our line of business;

    .   enter into hedging agreements;

    . allow gas imbalances, take-or-pay or other payments with respect to our oil and gas properties;

    . create or acquire subsidiaries or permit dormant subsidiaries to engage in business; or

    .   change our fiscal year.

Purchase and Sale Agreement

        The purchase and sale agreement between Mission and Farallon provides for the purchase by the Company and the sale by Farallon of $97.574 million in principal amount of Notes for 73.5% of the principal amount thereof, together with accrued interest on the principal amount thereof to the date of purchase. The agreement contains representations and warranties by Mission and Farallon typical of transactions of this type, including, but not limited to, power and authority, authorization, binding effect, ownership of the Notes (in the case of Farallon only), consents and approvals, compliance with laws and no conflicts. The agreement also contains indemnification agreements (i) made by Mission in favor of Farallon with respect to losses incurred by Farallon with respect to the agreement or relating to the transactions contemplated thereby, and (ii) made by each party in favor of the other party with respect to losses incurred by the other party with respect to the representations and warranties and covenants and agreements contained in the agreement or relating to the transactions contemplated thereby.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements of business acquired.

            None.

        (b) Pro Forma Financial Information.

            None.

        (c) Exhibits.

            99.1 Press Release

            99.2 Amended And Restated Credit Agreement, dated as of March 28, 2003, among Mission Resources Corporation, Farallon Energy Funding, LLC, as Arranger and Lender,

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Jefferies & Company, Inc., as Syndication Agent and Foothill Capital
Corporation, as Administrative Agent.

            99.3 Second Amended, Restated And Consolidated Guaranty And Collateral Agreement, dated as of March 28, 2003, made by Mission Resources Corporation and certain of its Subsidiaries, in favor of Foothill Capital Corporation, as Administrative Agent.

            99.4 Purchase And Sale Agreement, dated as of March 28, 2003, by and between Farallon Capital Management, LLC and Mission Resources Corporation.

                            [SIGNATURE PAGE FOLLOWS]

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MISSION RESOURCES CORPORATION

Date: April 1, 2003                  By:    /s/ Richard W. Piacenti
                                     Name:  Richard W. Piacenti
                                     Title: Senior Vice President and Chief
                                     Financial Officer